Exhibit 10.27

AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT
This Amendment to Executive Employment Agreement (“Amendment”) is entered into by and between Keros Therapeutics, Inc. (“Company”) and Esther Cho (“Executive”) (each herein referred to individually as a “Party,” or collectively as the “Parties”) as of February 24, 2026 (“Effective Date”).
Company and Executive entered into that certain Executive Employment Agreement as of August 6, 2025 (the “Employment Agreement”), and Company and Executive desire to amend the Employment Agreement pursuant to the terms of this Amendment. In consideration of Executive’s continued engagement with the Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:
1.Definitions
Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Employment Agreement.
2.Amendments. The Parties hereby agree that the Employment Agreement shall be amended as follows:
a.Section 1(a) (“Positions and Duties”): This Section shall be amended to change Executive’s title from Senior Vice President, General Counsel to Chief Legal Officer. All other provisions in Section 1(a) shall remain the same.
b.Section 3(a) (“Base Salary”): This Section shall be amended to increase Executive’s annual Base Salary to $485,000, less applicable withholdings and deductions. All other provisions in Section 3(a) shall remain the same.
3.Continuation
Except as set forth herein, all of the terms and conditions set forth in the Employment Agreement, including any exhibits, are unchanged and shall remain in full force and effect and are hereby ratified and confirmed by the Parties hereto. If any provision of this Amendment is inconsistent with the Employment Agreement, the Parties intend that the terms of this Amendment shall control solely to the extent required to make the Employment Agreement consistent with this Amendment. Nothing herein shall change the at-will nature of Executive’s employment. Executive agrees and confirms that nothing herein triggers the Good Reason provision contained in the Employment Agreement.
4.Construction of Terms
This Amendment constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes any other agreements or promises made to Executive by anyone with respect to this subject matter, whether oral or written. No modification to this Amendment shall be valid unless in writing and signed by the Parties hereto.
5.Governing Law
This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law provisions of any jurisdiction.

6.Counterparts
This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, with the same force and effectiveness as though executed in a single document.
7.Effective Date
The terms and conditions set forth in this Amendment shall be effective as of the Effective Date.
IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.
KEROS THERAPEUTICS, INC.        EXECUTIVE
By:    /s/ Jasbir Seehra        By:    /s/ Esther Cho
Name: Jasbir Seehra        Name: Esther Cho
Title: CEO

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